SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                               December 13, 1999



                         SYLVAN LEARNING SYSTEMS, INC..
             (Exact name of registrant as specified in its charter)

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
          Maryland                     0-22844                      52-1492296
   ----------------------     ----------------------          ----------------------
  (State of Incorporation)   (Commission File Number)    (IRS Employer Identification No.)

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                              1000 Lancaster Street
                               Baltimore, Maryland                21202
                     -----------------------------------------------------
                     (Address of principal executive offices)   (Zip Code)



                                 (410) 843-8000
                         -------------------------------
                         (Registrant's telephone number)


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ITEM 5.  OTHER EVENTS.


         On December 13, 1999, the Board of Directors of Sylvan Learning Systems, Inc. ("Sylvan") amended its Shareholder Rights Plan (the "Plan"). The Plan is designed to protect the long-term interests of Sylvan and its stockholders in the event of an unsolicited takeover attempt by, among other things, encouraging potential acquirers of Sylvan to negotiate with the Board of Directors so as to enhance the Board's ability to achieve the best possible value for all Sylvan stockholders.

         Effective October 1, 1999, several amendments were made to the Maryland General Corporation Law. As a result, the Maryland General Corporation Law now permits a provision in a shareholder rights plan that newly elected directors may not vote to redeem rights poison pill for at least 180 days after their election. The amendments to Sylvan's Plan incorporate this type of provision. In addition, Sylvan appointed a new Rights Agent, First Union National Bank, which also now acts as its transfer agent.

         The October 1999 amendments to the Maryland General Corporation Law also specifically authorized a provision in a Maryland corporation's by-laws generally requiring shareholders to submit proposals for action at a stockholders' meeting up to 90 days. The Sylvan Board of Directors approved amendments to the By-Laws to add a 90 day advance shareholder notice provision.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.
                  ---------

                  3.1      Amendment to By-laws as of December 13, 1999

                  4.1 Amended and Restated Rights Agreement by and between Sylvan Learning Systems, Inc. and First Union National Bank, Rights Agent, dated as of December 18, 1999.


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                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  December 17, 1999            SYLVAN LEARNING SYSTEMS, INC.



                                   By: /s/ B. Lee McGee
                                       ----------------------------
                                     Name:  B. Lee McGee
                                     Title: Executive Vice President
                                            and Chief Financial Officer

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                                  EXHIBIT INDEX




                  3.1      Amendment to By-laws as of December 13, 1999

                  4.1 Amended and Restated Rights Agreement by and between Sylvan Learning Systems, Inc. and First Union National Bank, Rights Agent, dated as of December 18, 1999.




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